TRENCH ELECTRIC B.V.

CHARTER OF THE AUDIT COMMITTEE

Organisation

     The Audit Committee shall have at least two but no more than five members. In addition, the Audit Committee shall contain at least one member considered to be an “audit committee financial expert” in accordance with the rules issues by the SEC further to section 407 of the Sarbanes-Oxley Act of 2002.

     The members of the Audit Committee shall be recommended and appointed by the board. Members shall serve for one-year terms unless reappointed.

     The Audit Committee shall meet at least four times each year, or more frequently as circumstances dictate. In order to foster open communication, the Audit Committee should meet at least annually with management and the independent auditor in separate sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. Meetings may be held in person or by telephone.

     The Audit Committee shall keep a separate book of minutes of its proceedings and actions. The Audit Committee shall meet periodically, as deemed necessary by the Chairman of the Audit Committee. All meetings shall be at the call of the Chairman of the Audit Committee. The Audit Committee shall elect a Secretary who shall give notice personally or by mail, telephone, facsimile or electronically to each member of the Audit Committee of all meetings, not later than 12 noon of the day before the meeting, unless all members of the Audit Committee waive notice thereof in writing at or before the meeting, in which case the meeting may be held without the aforesaid advance notice. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business.

Purpose

     The Audit Committee’s primary duties and responsibilities shall be:

•	To monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	To monitor the independence and performance of the Company’s independent auditors.

•	To hire and fire the Company’s auditor and approve any non-audit work performed by the Company’s Auditors.

•	To provide an avenue of communication among the independent auditors, management and the board.

•	To establish procedures for receiving complaints regarding accounting and auditing matters.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority and ability to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary to perform its duties.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct general investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s compliance policies.

Responsibilities And Duties

     To fulfill its responsibilities and duties, the Audit Committee shall:

Review Procedures

(i)	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the board for approval.

(ii)	Review the Company’s annual audited financial statements and quarterly financial statements prior to submission to the SEC or distribution to bondholders. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments, including the Company’s disclosures under “Operating and Financial Review and Prospects.” Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (“SAS No. 61”).

Independent Auditors

(iii)	Appoint or replace the independent auditor, and approve all audit engagement fees and terms (including providing comfort letters in connection with securities underwritings) and all non-audit engagements with the independent auditors. The Audit Committee may consult with management but shall not delegate these responsibilities. The Audit Committee must ensure the rotation of the lead audit partner as required by law and consider whether to rotate the audit firm itself.

(iv)	On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor’s independence. The Company’s independent auditors may not perform the following services for the Company:

•	accounting or bookkeeping services;

•	internal audit services related to accounting controls, financial systems or financial statements;

•	financial information systems design implementation;

•	broker, dealer, investment banking or investment adviser services;

•	appraisal or valuation services;

•	actuarial services;

•	management services or human resources; and

•	legal or other expert services.

(v)	Review the independent auditor’s audit plan. Discuss scope, staffing, locations, reliance upon management and general audit approach.

1.	Recommend to the board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s audit (should the situation arise).

2.	Obtain and review a report by the independent auditor describing the auditor’s internal quality-control procedures and all material issues raised by the most recent internal quality-control review or by any inquiry or investigation by governmental or professional authorities within the preceding five years relating to an independent audit carried out by the firm, and all steps to deal with such issues.

Financial Reporting Process

(i)	Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS No. 61, including such things as management judgments and accounting estimates, significant audit adjustments, disagreements with management and difficulties encountered in performing the audit.

(ii)	Consider the independent auditor’s judgments about the quality (not just the acceptability) and appropriateness of the Company’s accounting principles as applied to the Company. Inquire as to the independent auditor’s views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or minority practices.

(iii)	In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls, both external and internal. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company’s risk assessment and risk management policies. Review significant findings prepared by the independent auditors together with management’s responses, including the status of previous recommendations.

(iv)	Review (a) the accounting treatment accorded significant transactions, (b) any significant accounting issues, including any second opinions sought by management on accounting issues, (c) the development, selection and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives, and off-balance sheet structures on the financial statements of the Company and (d) the Company’s use of reserves and accruals, as reported by management and the independent auditor.

Internal Controls and Legal Compliance

(v)	Review the activities, organizational structure and qualifications of the Group Finance Function (“the controller’s office”) as needed. Review significant reports prepared by the Group Finance Function (“the controller’s office”) together with management’s response and follow-up to these reports.

(vi)	Review the appointment and replacement of the senior personnel responsible for financial reporting.

(vii)	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all personnel possess an understanding of their roles and responsibilities.

(viii)	Consider and review with management and the independent auditors the effectiveness or weakness of the Company’s internal controls. Develop in consultation with management a timetable for implementing any recommendations to correct identified weaknesses.

3.	Review management’s monitoring of the Company’s compliance with laws and the Company’s Code of Ethics and ensure the management has proper review systems in place to ensure that the Company’s financial statements, reports and other information disseminated to governmental organizations and the public satisfy legal requirements.

4.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounts controls and auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.	Obtain from the independent auditor assurance that Section 10A (audit requirements) of the Securities Exchange Act of 1934 has not been implicated.

6.	Request and receive reports on the design and implementation of internal controls. Monitor significant changes in internal controls and address any weaknesses.

Miscellaneous

(ix)	The Audit Committee shall perform any other activities consistent with this Charter and governing law, as the Audit Committee deems appropriate or necessary.

     Adopted 4th February 2003